AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 18, 2023

Registration Statement No. 333-[___]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

COSMOS HEALTH INC.
(Exact name of Registrant as specified in its Charter)

Nevada	5122	27-0611758
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

141 West Jackson Blvd, Suite 4236,

Chicago, IL 60604

(312) 536-3102

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Greg Siokas

Chief Executive Officer

141 West Jackson Blvd, Suite 4236,

Chicago, IL 60604

(312) 536-3102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Elliot H. Lutzker, Esq. Davidoff Hutcher & Citron, LLP 605 Third Avenue, 34th Floor New York, NY 10158 (212) 557-7200	Gerald Guarcini, Esq. Peter Jaslow, Esq. Ballard Spahr LLP 1735 Market Street, 51st Floor Philadelphia, PA 19103

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may change. We may not sell these securities, or accept an offer to buy these securities, until the Registration Statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION: DATED AUGUST 18, 2023

COSMOS HEALTH INC.

1,935,485 Shares of

Common Stock

This prospectus relates to the sale (the “Offering”) by selling shareholders (the “Selling Shareholders”) of up to 1,935,485 shares of common stock, $0.001 par value (the “Shares”), of Cosmos Health Inc. (the “Company,” “Cosmos” or “we”) issuable upon exercise of Common Warrants (the “Warrants”) sold to institutional investors and existing shareholders of the Company (the “Purchasers”), under a Securities Purchase Agreement dated July 20, 2023, between the Company and the Purchasers, which we refer to herein as the “Purchase Agreement.” The issuance of the Warrants was made in a Regulation D private placement (the “Concurrent Private Placement”) with a registered direct offering, pursuant to Registration Statement No. 333-267550. See “Selling Shareholders.”

The 1,935,485 Warrants were sold together with an aggregate of 2,116,936 shares of common stock at a combined offering price of $2.48 (the “Offering Price”). The Warrants were fully exercisable commencing six (6) months from the closing date, July 21, 2023, with an exercise price of $2.75 per share (each a “Warrant Share”) and expire 5.5 years from the date of issuance.

The Selling Shareholders may sell the Shares from time to time in the open market, on the Nasdaq Capital Market, in privately negotiated transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices or a combination of those methods. See also “Plan of Distribution” on page 17 for more information.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of Shares by the Selling Shareholders. However, we may receive gross proceeds of up to $5,322,581 from the issuance of Shares upon exercise of the Warrants in full for cash at $2.75 per share.

Our common stock is listed for trading on the Nasdaq Stock Market (“Nasdaq”) under the symbol “COSM.” On August 17, 2023, the last trading day prior to the date of this prospectus, the closing price of the common stock on NASDAQ was $1.48.

Investing in our Offered Shares involves risks. You should carefully review the risks and uncertainties described under the heading “Risk Factors” on page 8 and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 18, 2023

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ADDITIONAL INFORMATION

You should rely only on this prospectus, the documents incorporated or deemed to be incorporated by reference herein or therein, and any free writing prospectus prepared by us or on our behalf. We have not authorized anyone to provide you with information different than that contained or incorporated by reference in this prospectus and any free writing prospectus that we have authorized for use in connection with this Offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus, the documents incorporated by reference herein, and in any free writing prospectus that we have authorized for use in connection with this Offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference herein, and any free writing prospectus that we have authorized for use in connection with this Offering in their entirety before making an investment decision.

We are offering to sell, and are seeking offers to buy, the Shares only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus and the offering of the Shares in certain jurisdictions or to certain persons within such jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the Shares and the distribution of this prospectus outside of the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of affairs.

You should not consider any information in this prospectus or the accompanying Registration Statement to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of the Offered Shares offered by this prospectus. If the description of the Offering varies between this prospectus and the accompanying Registration Statement, you should rely on the information contained in this prospectus.

Unless otherwise indicated in this prospectus or the context otherwise required, all references to “we,” “us,” “our,” “the Company” and “Cosmos Health Inc.” (f/k/a Cosmos Holdings, Inc.) refer to Cosmos Health Inc. and its subsidiaries.

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact.

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These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown to us that could cause actual results and developments to differ materially from those expressed or implied in such statements, including the risks described under “Risk Factors” in this prospectus and our Annual Report on Form 10-K for the year ended December 31, 2022 and as updated by our subsequent filings under the Exchange Act, each of which is incorporated by reference in this prospectus in their entirety.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should,” “would,” “could,” “predicts,” “future” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus.

You should read this prospectus and the documents that we reference herein and therein, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus and the documents incorporated by reference is accurate as of their respective dates. Our business, financial condition, results of operations and prospects may change. We may not update these forward-looking statements, even though our situation may change in the future, unless required by law to update and disclose material developments related to previously disclosed information. We qualify all of the information presented in this prospectus, and particularly our forward-looking statements, by these cautionary statements.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

This prospectus is part of the Registration Statement on Form S-3 we filed with the Securities and Exchange Commission, or SEC, under the Securities Act, and does not contain all the information set forth in the Registration Statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. You may inspect a copy of the Registration Statement, including the exhibits and schedules, without charge, at the SEC’s public reference room mentioned below, or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read, without charge, and copy the documents we file at the SEC’s public reference rooms in Washington, D.C. at 100 F Street, NE, Room 1580, Washington, DC 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at no cost from the SEC’s website at http://www.sec.gov.

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (unless otherwise noted, the SEC file number for each of the documents listed below is 000-54436):

(1)	Cosmos Health’s Definitive Proxy Statement filed with the SEC on October 20, 2022;
(2)	Cosmos Health’s Annual Report on Form 10-K filed with the SEC on April 12, 2023;
(3)	Cosmos Health’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2023 filed with the SEC on May 16, 2023, and for the quarter ended June 30, 2023 filed with the SEC on August 14, 2023;
(4)

Cosmos Health’s Current Reports on Form 8-K filed with the SEC on January 12, 2023, January 17, 2023, February 7, 2023, March 6, 2023, April 18, 2023, May 11, 2023, May 31, 2023, July 6, 2023, July 25, 2023, August 7, 2023 and August 15, 2023, respectively;

(5)	Cosmos Health’s Registration Statement on Form S-1 (No. 333-267505) as last amended and filed with the SEC on October 14, 2022;
(6)	Cosmos Health’s Registration Statement on Form S-1 MEF (No. 333-267917) as last filed with the SEC on October 17, 2022;
(7)	Cosmos Health’s Registration Statement on Form S-3 (No. 333-267550) as last amended and filed with the SEC on December 1, 2022; and
(8)	Cosmos Health’s Registration Statement on Form S-3 (No. 333-269289) filed with the SEC on January 18, 2023.

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We also incorporate by reference into this prospectus additional documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits on such form that are related to such items) that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus, or the date of the documents incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.

You may request, and we will provide you with, a copy of these filings, at no cost, by contacting us at:

Cosmos Health Inc.

141 West Jackson Blvd., Suite 4236

Chicago, IL 60604

Attention: Corporate Secretary

Telephone: (312) 536-3102

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read together with, the more detailed information and financial statements and related notes thereto appearing elsewhere or incorporated by reference in this prospectus. Before you decide to invest in our securities, you should read the entire prospectus carefully, including the risk factors and the financial statements and related notes included or incorporated by reference in this prospectus.

In this prospectus, unless otherwise noted, the terms “the Company,” “Cosmos,” “we,” “us,” and “our” refer to Cosmos Health Inc.

Overview

Cosmos Health Inc. and its subsidiaries are an international healthcare group that was incorporated in 2009 and is headquartered in Chicago, Illinois. Cosmos Health is engaged in the nutraceuticals sector through its own proprietary lines of products “Sky Premium Life” and “Mediterranation.” The Company is operating in the pharmaceutical sector, as well, through the provision of a broad line of branded generics and over-the-counter (“OTC”) medications. In addition, the group is involved in the healthcare distribution sector through its subsidiaries in Greece and UK serving retail pharmacies and wholesale distributors. The Company is strategically focused on the research and development (“R&D”) of novel patented nutraceuticals and specialized root extracts, as well as on the R&D of proprietary complex generics and innovative OTC products. Cosmos Health has developed a global distribution platform and is currently expanding throughout Europe, Asia and North America. The Company has offices and distribution centers through its three wholly-owned subsidiaries in Thessaloniki and Athens, Greece, and Harlow, United Kingdom.

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The Company’s cross-border pharmaceutical business serves wholesale pharmaceutical distributors and independent retail pharmacies across the European Union (EU) through a network of two strategic distribution centers, one in Greece and one in the UK, as well as an additional warehousing facility. The Company focuses on leveraging its growing purchasing scale and supplier relationships to secure discounts and provide pharmaceuticals at reduced prices and on continuing to drive organic growth at attractive margins for its cross-border pharmaceutical wholesale business.

The Company operates in the business of full-line pharmaceutical wholesale distribution and serves approximately 1,500 independent retail pharmacies and 40 pharmaceutical wholesalers in Greece region by providing brand-name and generic pharmaceuticals, over-the-counter medicines, vitamins and nutraceuticals. We invest in technology to enhance safety, distribution and warehousing efficiency and reliability. Specifically, the Company operates a fully automated warehouse system with three robotic systems, two ROWA™ types and one A-frame type, that ensure 0% error selection rate, accelerate order fulfillment, and yield higher cost-efficiency in our distribution center.

Taking into consideration the growing demand of various vitamins and nutraceuticals, the Company entered the market with its own brand of nutraceuticals: Sky Premium Life® (“SPL”). Our current business has provided us with access to wholesalers both from the sourcing and the sales division of our wholesale business. We sell our products to vendors that supply us with pharmaceutical products as well as to our clients to whom we currently sell pharmaceutical products. We serve this demand by offering quality products to our existing network of wholesalers and pharmacies. Pharmacies are still the key channels for distribution and sales of nutraceuticals in the European market. The development and manufacturing of our own line is assigned to a related party which operates according to our specifications and GMP protocols.

Moreover, our nutraceutical products have penetrated several markets during 2021 and early 2022 through digital channels such as Amazon and Tmall. We focus on nutraceutical products because we foresee it as a relatively underpenetrated market throughout Europe with the potential of high growth opportunities due to its large market size and margin contribution as the demand for nutraceutical products is increasing globally.

Corporate Information

Our principal executive offices are located at 141 W. Jackson Boulevard, Suite 4236, Chicago, Illinois 60604, and our telephone number is (312) 536-3102. On December 2, 2022, the Company’s stockholders, at our annual meeting, approved a resolution to amend the Company’s Articles of Incorporation in order to change the Company’s name from “Cosmos Holdings, Inc.” to “Cosmos Health Inc.,” which was effective on December 15, 2022. At the annual meeting, our stockholders authorized a reverse stock split at the Board of Directors’ discretion. Concurrently, on December 15, 2022, the Company amended its Articles of Incorporation to adopt a 1 for 25 reverse stock split.

The Board of Directors determined that it was in the Company’s best interest to change the Company’s name to better reflect the Company’s evolution into an innovative global healthcare group with a focus on improving people’s lives. The enhancement with cutting edge technologies for the development of its pharmaceutical and nutraceutical products, through its vertical integrated ecosystem, will enable Cosmos Health to implement its goal of becoming a global healthcare group, committed to human health needs.

Our website address is www.cosmoshealth.com. Any information contained on, or that can be accessed through, our website is not part of this prospectus and should not be relied upon in connection with making any decision with respect to an investment in our securities.

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THE OFFERING

Common stock offered:	1,935,485 Shares are registered for resale by Selling Shareholders consisting of up to 1,935,485 shares of common stock issuable upon exercise of Warrants issued to the Selling Shareholders.

Common stock outstanding prior to offering (1):	As of August 14, 2023, we had 13,068,719 shares issued and outstanding.

Warrant Shares:

Pursuant to the Purchase Agreement, we sold to the Selling Shareholders Warrants to purchase an aggregate of 1,935,485 Warrant Shares. The Warrants were exercisable commencing six (6) months from the closing date, July 21, 2023, have an exercise price of $2.75 per share of common stock and expire 5.5 years from the date of issuance on July 21, 2023. The Warrants and the Warrant Shares were not registered under the Securities Act and were sold in a private placement basis pursuant to the exemption provided in Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. The Warrant Shares are being offered pursuant to this prospectus.

Capital Stock:	Our authorized share capital is 400,000,000 shares consisting of 300,000,000 shares of common stock, par value $0.001 per share, and 100,000,000 shares of preferred stock, par value $0.001 per share.

For more information about our common stock, you should carefully read the section in the accompanying base prospectus entitled “Description of Securities.”

Use of proceeds:

We may receive gross proceeds of up to $5,322,581 from the full exercise of the Warrants issued pursuant to the Purchase Agreement. We intend to use the net proceeds, if any, from this Offering of Warrant Shares with this prospectus for working capital and general corporate purposes. See “Use of Proceeds” on page 10 of this prospectus.

Risk Factors:

Investing in our common stock involves significant risks. See “Risk Factors” beginning on page 8 of this prospectus and other information included or incorporated by reference into this prospectus for a discussion of factors you should carefully consider before investing in our securities.

NASDAQ Capital Market trading symbol:

Our shares of common stock are listed on The Nasdaq Capital Market under the symbol “COSM.” We do not intend to apply for a listing of the Warrants on any national securities exchange or other nationally recognized trading system.

(1)

The number of shares of common stock to be outstanding immediately after this Offering as shown above is based on 13,068,719 shares of common stock outstanding as of August 14, 2023. Unless otherwise indicated, the number of shares of common stock presented in this prospectus excludes:

•	506,000 shares of common stock issuable upon the exercise of Series A Warrants and 885,333 shares issuable upon exercise of Series B Warrants, each exercisable at $3.00 per share;

•	212,383 shares of common stock issuable upon exercise of Exchange Warrants issued in October 2022 having an exercise price of $3.00 per share.

•	13,333 pre-funded warrants issued in October 2022.

•

1,784,840 shares of common stock issuable upon exercise of common stock warrants issued in December 2022 having an exercise price of $11.50 per share and 782,610 shares issuable with an adjusted exercise price of $2.75 per share;

•	4,429 miscellaneous warrants exercisable at prices ranging from $3.00 to $11.00 per share;

•

up to 5,000,000 shares of common stock issuable upon our Omnibus Equity Incentive Plan. On April 3, 2023, the Company issued 185,000 shares of unvested common stock to employees, officers and directors under this Plan.

Unless otherwise indicated, this prospectus assumes no exercise of the Warrants.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should carefully consider the specific risk factors discussed in the sections entitled “Risk Factors” contained in our annual report on Form 10-K for the fiscal year ended December 31, 2022 under the heading “Item 1A. Risk Factors,” and as described or may be described in any subsequent quarterly report on Form 10-Q under the heading “Part II, Item 1A. Risk Factors,” as well as in any applicable prospectus and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, or any applicable prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” If any of the risks or uncertainties described in our SEC filings or any prospectus or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected.

Risks Associated with Our Business

Our business and our ability to implement our business strategy are subject to numerous risks, as more fully described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 under Item 1A. “Risk Factors.” You should read these risks before you invest in our securities. We may be unable, for many reasons, including those that are beyond our control, to implement our business strategy. In particular, risks associated with our business include:

•	We have a history of significant losses since our inception and anticipate that we will continue to incur losses for the foreseeable future, and our future profitability is uncertain.

•

Our revenues are concentrated in the distribution and sale of branded and generic pharmaceuticals, nutraceuticals, OTC medications and medical devices. When these markets experience a downturn, demand for our products and revenues may be adversely affected.

•

We are subject to various regulations and compliance requirements under both the European Union, the European Medicines Agency (the “EMA”), the Hellenic Ministry of Health and other related regulatory agencies.

•	We face significant competition, including competition from larger and better funded pharmaceutical enterprises.

•	Taxation and transfer pricing could adversely affect our results of operations and financial condition.

•	Currency exchange rate fluctuations could adversely affect our results of operations and financial condition.

•	Cybersecurity risks and the failure to maintain the integrity of data could expose us to data loss, litigation and liabilities.

•

We are exposed to potential product liability or similar claims, and insurance against these claims may not be available to us at a reasonable rate in the future. Additionally, discovery of safety issues with our products could create product liability and could cause additional regulatory scrutiny and requirements for additional labeling, withdrawal of products from the market, and the imposition of fines or criminal penalties.

•	We may be unable to achieve and maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.

•	If you purchase our securities in this Offering, you may incur dilution.

•

Risks associated with doing business internationally, as well as international economic conditions, the global COVID-19 pandemic, other market disruptions, supply-chain disruptions, geopolitical conflicts, including the war in Ukraine and other acts of war, macroeconomic events, and inflation could negatively impact our business and operations.

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Risks relating to this Offering

The Company has broad discretion in the use of proceeds.

We will have broad discretion in the use of the net proceeds from this Offering and may not use them effectively. As of July 21, 2023, Grigorios Siokas, our Chief Executive Officer, owned approximately 10.04% of our outstanding shares of common stock and 17.77% beneficially owned upon conversion of his derivative securities, which may give him the ability to control matters submitted to our stockholders for approval. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors or assets that we may opportunistically identify and seek to license or acquire or any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs. Because the number and variability of factors that will determine our use of the proceeds from this Offering, their ultimate use may vary substantially from their currently intended use. See “Use of Proceeds.”

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share of common stock in this Offering. We may sell shares of common stock or other securities in any other offering at a price per share of common stock that is less than the price per share of common stock paid by investors in this Offering, and investors purchasing shares of common stock or other securities in the future could have rights superior to existing shareholders. The price per share of common stock at which we sell additional shares of common stock or securities convertible or exchangeable into shares of common stock, in future transactions may be higher or lower than the price per share of common stock paid by investors in this Offering.

Our stock price may be volatile.

The market price of our Common Stock has been and may continue to be volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	our ability to execute our business plan and complete prospective acquisitions;
•	changes in the nutraceutical & pharmaceutical industries;
•	competitive pricing pressures;
•	our ability to obtain additional capital financing;
•	additions or departures of key personnel;
•	limited “public float” in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our Common Stock;
•	sales of our Common Stock by existing shareholders, noteholders and warrant holders;
•	operating results that fall below expectations;
•	regulatory developments;
•	economic and other external factors;
•	period-to-period fluctuations in our financial results;
•	our inability to acquire pending acquisitions;
•	the public’s response to press releases or other public announcements by us or third parties, including filings with the SEC;
•

changes in financial estimates or ratings by any securities analysts who follow our Common Stock, our failure to meet these estimates or failure of those analysts to initiate or maintain coverage of our Common Stock; and

•	the development and sustainability of an active trading market for our Common Stock.

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In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our Common Stock.

Our shares of Common Stock are thinly traded, and the price may not reflect our value, and there can be no assurance that there will be an active market for our shares of Common Stock either now or in the future.

Our shares of Common Stock are thinly traded, our Common Stock is available to be traded and is held by a small number of holders, and the price may not reflect our actual or perceived value. There can be no assurance that there will be an active market for our shares of Common Stock either now or in the future. The market liquidity will be dependent on the perception of our operating business, among other things. We will take certain steps to increase awareness of our business. There can be no assurance that there will be any awareness generated or the results of any efforts will result in any impact on our trading volume. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business, and trading may be at an inflated price relative to the performance of the Company due to, among other things, the availability of sellers of our shares. If an active market should develop, the price may be highly volatile. Because there is currently a relatively low per-share price for our Common Stock, many brokerage firms or clearing firms are not willing to effect transactions in the securities or accept our shares for deposit in an account. Many lending institutions will not permit the use of low-priced shares of Common Stock as collateral for any loans.

Offers or availability for sale of a substantial number of shares of our Common Stock may cause the price of our Common Stock to decline.

Offers or availability for sale of a substantial number of shares of our Common Stock upon the expiration of any statutory holding period under Rule 144, could create a circumstance commonly referred to as an “overhang” and, in anticipation of which, the market price of our Common Stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make it more difficult for us to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

No Prior Public Market for Warrants.

Prior to this Offering, there has been no public market for the Company’s Warrants. There is no assurance that such a market will develop or, if it does, that it will be sustained. We do not intend to apply for a listing of the Warrants on any national securities exchange or other nationally recognized trading system.

USE OF PROCEEDS

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of Warrant Shares by the Selling Shareholders. However, we may receive proceeds of up to $5,322,581 from the exercise of Warrants, if exercised in full for cash. We currently intend to use the net proceeds from this Offering for working capital and general corporate purposes, which may include operating expenses, resale, development, capital expenditures and funding for pending or future acquisitions.

The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this Offering. As a result, our management will have broad discretion regarding the timing and application of the net proceeds from this Offering. Investors will be relying on the judgment of our management regarding the application of the proceeds of this Offering. Pending their ultimate use, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

10

MARKET PRICE OF OUR COMMON STOCK

Our common stock is presently listed on the Nasdaq Capital Market under the symbol “COSM”. On August 17, 2023, the last reported sale price of our common stock was $1.48.

As of August 14, 2023, we had 13,068,719 shares outstanding for common stock. We had approximately 171 registered holders of record of our common stock. A substantially greater number of holders of our common stock are “street name” or beneficial holders, whose shares of record are held through banks, brokers, other financial institutions and registered clearing agencies.

DIVIDEND POLICY

We have not declared or paid cash dividends on our capital stock to date and do not anticipate or contemplate paying dividends in the foreseeable future. We intend to retain future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Our future payment of dividends will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors that our board of directors may deem relevant. Our accumulated deficit currently limits our ability to pay cash dividends.

REGISTERED DIRECT OFFERING / PRIVATE PLACEMENT

On July 20, 2023, Cosmos Health entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”), for a registered direct offering and a concurrent private placement. On July 21, 2023, pursuant to the Purchase Agreement, the Company sold an aggregate of approximately $5,250,000 of securities, consisting of (i) 2,116,936 shares of common stock, par value $0.001 per shares (“Common Stock”), (ii) 715,323 pre-funded warrants to purchase Common Stock (the “Pre-Funded Warrants”), and (iii) 1,935,485 warrants to purchase shares of Common Stock (the “Common Warrants”). The Offering included approximately $450,000 of participation from Grigorios Siokas, CEO of Cosmos Health Inc. (without receiving any common warrants), as well as existing shareholders of the Company.

Under the terms of the Purchase Agreement, the Pre-Funded Warrants were offered to certain purchasers whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if any such purchaser so chooses, Pre-funded Warrants, in lieu of shares of Common Stock that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock. The public offering price of each Pre-Funded Warrant and accompanying Common Warrant will be equal to the price at which one share of Common Stock and accompanying Common Warrant is sold to the public in this Offering, minus $0.0001, and the exercise price of each Pre-Funded warrant will be $0.0001 per share. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The Pre-Funded Warrants and Common Warrants are immediately separable and were issued separately in this Offering, but must be purchased together in this Offering

The combined purchase price for one share of Common Stock and one Common Warrant was $2.48. The Common Warrants are exercisable commencing six (6) months from the closing date, July 21, 2023, have an exercise price of $2.75 per share and will expire five and one-half (5.5) years from the issuance date.

In connection with the Offering, the Company also agreed to amend existing warrants to purchase up to 782,610 shares of the Company’s common stock, with an exercise price of $11.50 per share, that were previously issued to the investors participating in this offering. Effective upon closing of this Offering, such existing warrants were amended to reduce the exercise price to $2.75 per share and the termination date extended to January 21, 2029. All the other terms of the existing warrants remained unchanged.

A.G.P./Alliance Global Partners acted as the sole placement agent (the “Placement Agent”) in the Offering. The Offering was made pursuant to a “shelf” registration statement on Form S-3 (File No. 333-267550) previously filed with and declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on December 15, 2022.

The Warrants and Warrant Shares issuable upon the exercise of the Warrants were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. Accordingly, Purchasers of the Warrants may only sell Warrant Shares issued upon exercise of the Warrants being sold to them in the Private Placement, pursuant to an effective registration statement under the Securities Act covering the resale of those Warrant Shares such as this prospectus included in a registration statement on Form S-3.

The Purchase Agreement contained customary representations and warranties and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties. Pursuant to the Purchase Agreement, the Company agreed to certain restrictions on the issuance and sale of its shares of Common Stock or Common Share Equivalents (as defined in the Purchase Agreement) during the ninety (90) day period following the closing of the Offering.

A holder of Common Warrants (together with its affiliates) will not be able to exercise any portion of the Common Warrants to the extent that the holder would own more than 4.99% (or, at the holder’s option upon issuance, 9.99%) of the Company’s outstanding shares of Common Stock immediately after exercise. However, upon prior notice from the holder to the Company, a holder with a 4.99% ownership blocker may increase or decrease the amount of ownership of outstanding shares of Common Stock after exercising the holder’s Common Warrant up to 9.99% of the number of the Company’s shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrant, provided that any increase shall not be effective until 61 days following notice to us.

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CAPITALIZATION

The following table sets forth our cash and capitalization as of June 30, 2023 on:

•	an actual basis; and
•

an as adjusted basis, to give effect to the sale of shares of Common Stock in the Registered Direct Offering and the Concurrent Private Placement at the public offering price of $2.48 per unit, and prior to deducting commissions and estimated offering expenses payable by us.

	At June 30, 2023
	Actual	As Adjusted
	(unaudited)	(unaudited)
Cash and cash equivalents	$2,232,697	$7,555,278 (1)
Liabilities:
Current liabilities	20,231,684	20,231,684
Total liabilities	24,550,712	24,550,712
Stockholders’ equity:
Common stock, $0.001 par value; 300,000,000 shares authorized; 10,951,757 and 10,605,412 shares issued, and 10,936,260 and 10,589,915 outstanding as of June 30,2023 and December 31, 2022, respectively	10,952	12,888
Treasury Stock, 15,497 shares	(816,707)	(816,707)
Additional paid-in capital	112,862,111	118,182,756
Accumulated deficit	(67,674,206)	(67,674,206)
Total stockholders’ equity	43,669,058	48,991,639

Total capitalization	68,592,194	73,914,775

(1) Includes a $500,000 subscription receivable for funds that have not yet been received from certain investors as of August 18, 2023.

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DESCRIPTION OF THE WARRANT SHARES

Authorized and Outstanding Capital Stock

The following description sets forth certain general terms and provisions of the shares of Common Stock and shares of preferred stock.

We have 400,000,000 shares of capital stock, par value $0.001 per share, authorized of which 300,000,000 are shares of Common Stock and 100,000,000 are shares of “blank check” preferred stock.

As of August 14, 2023, we had 13,068,719 shares of our common stock issued and outstanding, held by 171 stockholders of record. The number of record holders does not include beneficial owners of common stock whose shares are held in the names of various broker-dealers and registered clearing agencies.

Common Stock

The holders of our Common Stock are entitled to one vote per share. In addition, the holders of our Common Stock will be entitled to receive dividends ratably, if any, are declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our Common Stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our Common Stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

Warrants

The Warrants issued under the Concurrent Private Placement were issued in certificated form. The following description is subject to the detailed provisions of the form of certificate for the Warrants (the “Warrant Certificate”). Reference should be made to the Warrant Certificate for the full text of attributes of the Warrants.

The Warrants are exercisable commencing six (6) months from the closing date, July 21, 2023. Each whole Warrant will entitle the holder to acquire, subject to adjustment as summarized below, one Warrant Share at an exercise price of $2.75 per Warrant Share on or prior to 5:00 p.m. (New York time) on January 21, 2029, after which time the Warrant will be void and of no value. The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to the Company a duly executed notice of exercise, thereby canceling all or a portion of such holder’s Warrants. A holder of Warrants will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to such exercise; provided, however, that upon notice to the Company, the holder may increase or decrease such beneficial ownership limitation, provided that in no event shall such beneficial ownership limitation exceed 9.99% and any increase in the beneficial ownership limitation will not be effective until 61 days following notice of such increase from the holder to us.

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The Warrants may be exercised on a “net” or “cashless” basis to the extent that the Company does not have an effective registration statement registering (or the related prospectus is not available for) the Warrant Shares issuable upon exercise of the Warrants. We have agreed to use our reasonable best efforts to maintain an effective registration statement and prospectus available for use relating to Warrant Shares issuable upon exercise of the Warrants until the expiration of the Warrants.

The Warrant Certificate will provide that the number of underlying Warrant Shares and exercise price of the Warrants will be subject to adjustment in the event of certain share dividends or distributions or of a subdivision or consolidation of the common shares or similar events.

The Warrant Certificate will also provide that, during the period in which the Warrants are exercisable, it will give notice to holders of Warrants of certain stated events, at least 5 days prior to the record date or effective date, as the case may be, of such events.

In connection with a Fundamental Transaction, as defined in the Purchase Agreement, holders of the Warrants will have the right to receive, upon exercise, the same consideration as holders of common shares that would be issuable upon exercise of the Warrants immediately prior to such Fundamental Transaction, in addition to any additional consideration receivable by holders of common shares in connection with such Fundamental Transaction. Holders of the Warrants will also have the option, within 30 days of the closing of a Fundamental Transaction, to require the Company (or its successor) to repurchase their Warrants in cash or, if the Fundamental Transaction is not in the Company’s control, in the consideration received by other holders of common shares in respect of such Fundamental Transaction, at a value determined by using the Black-Scholes option pricing model.

There is currently no market through which the Warrants may be sold, and the Purchasers may not be able to resell the Warrants purchased in the Private Placement. No fractional Warrant Shares will be issuable upon the exercise of any Warrants. Holders of Warrants will not have any voting or pre-emptive rights or any other rights which a holder of common shares would have, except as set forth in the Warrants.

SELLING SHAREHOLDERS

The Warrant Shares being offered by the Selling Shareholders are those issuable to the Selling Shareholders, upon exercise of the Warrants. For additional information regarding the issuances of the Warrants and Warrants Shares, see “Description of the Warrant Shares” above. We are registering the Warrant Shares in order to permit the Selling Shareholders to offer the shares for resale from time to time. Except for the ownership of the shares of common stock and the Warrants, the Selling Shareholders have not had any material relationship with us within the past three years, except as noted.

The table below lists the Selling Shareholders and other information regarding the beneficial ownership of the shares of common stock by each of the Selling Shareholders. The second column lists the number of shares of common stock beneficially owned by each Selling Shareholder, based on (his) its ownership of the shares and Warrants, as of the date of this prospectus, assuming exercise of the Warrants held by the Selling Shareholders on that date, without regard to any limitations on exercises.

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The third column lists the Warrant Shares being offered by this prospectus by the Selling Shareholders.

In accordance with the terms of a registration rights agreement with the Selling Shareholders, this prospectus generally covers the resale of the maximum number of Warrant Shares issuable upon exercise of the Warrants, determined as if the outstanding Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, without regard to any limitations on the exercise of the Warrants. The fourth column assumes the sale of all of the Warrant Shares offered by the Selling Shareholders pursuant to this prospectus.

Under the terms of the Warrants, a Selling Shareholder may not exercise the Warrants to the extent such exercise would cause such Selling Shareholder, together with its affiliates and attribution parties, to beneficially own a number of Warrant Shares (“Beneficial Ownership Limitation”) which would exceed 4.99% or 9.99%, as applicable, of our then outstanding Shares following such exercise, excluding for purposes of such determination Warrant Shares issuable upon exercise of such Warrants which have not been exercised. The number of shares in the second and fourth columns do not reflect this limitation. The Selling Shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Names and Addresses of Selling Shareholder		Number of Shares of Common Stock Beneficially Owned Prior to Offering	Maximum Number of Warrant Shares to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering
Armistice Capital, LLC(1)	Armistice Capital, LLC 510 Madison Avenue, 7th floor New York, New York 10022	4,874,126	1,915,323	2,958,803

Northern Equity Partners LP(2)	4651 Sheridan Street Hollywood, Florida 33021	40,324	20,162	20,162

	TOTAL:	4,914,450	1,935,485	2,978,965

(1)

The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Island exempted company (the “Master Fund”) and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital.  The warrants are subject to a Beneficial Ownership Limitation of 4.99%, which such limitation restricts the Selling Shareholder from exercising that portion of the warrants that would result in the Selling Shareholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the Beneficial Ownership Limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022

(2)	Pietro Savvides, as President of NEP Inc. Florida Corp., General Partner of NEP LP Florida Limited Partnership, has voting and investment power with respect to these shares.

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PLAN OF DISTRIBUTION

Each Selling Shareholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Shareholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

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We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the shares of common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the shares of common stock by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

SHARES ELIGIBLE FOR FUTURE SALE

As of August 14, 2023, we had 13,068,719 shares of common stock outstanding. Of this amount 987,398 shares of common stock held by existing shareholders are deemed “restricted securities” as that term is defined in Rule 144 and may not be resold except pursuant to an effective registration statement or an applicable exemption from registration, including Rule 144. As of the date of this prospectus, all of such shares are currently eligible for sale, subject to the limitations of Rule 144.

Rule 144

In general, under Rule 144, a person who is not our affiliate and has not been our affiliate at any time during the preceding three months will be entitled to sell any shares of our share capital that such person has held for at least six months, including the holding period of any prior owner other than one of our affiliates, without regard to volume limitations. Sales of our share capital by any such person would be subject to the availability of current public information about us if the shares to be sold were held by such person for less than one year.

In addition, under Rule 144, a person may sell shares of our share capital acquired from us immediately upon the completion of this offering, without regard to volume limitations or the availability of public information about us, if:

•	the person is not our affiliate and has not been our affiliate at any time during the preceding three months;

•	and the person has beneficially owned the shares to be sold for at least six months, including the holding period of any prior owner other than one of our affiliates.

Our affiliates who have beneficially owned shares of our share capital for at least six months, including the holding period of any prior owner other than another of our affiliates, would be entitled to sell within any three-month period those shares and any other shares they have acquired that are not restricted securities, provided that the aggregate number of shares sold does not exceed the greater of:

•	1% of the number of shares of our authorized share capital then outstanding, which will equal approximately 130,687 shares of common stock as of the date of this prospectus; or

•	the average weekly trading volume in our shares of common stock on Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates are generally subject to the availability of current public information about us, as well as certain “manner of sale” and notice requirements.

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LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus supplement will be passed upon by Davidoff Hutcher and Citron LLP, New York, New York. A.G.P. / Alliance Global Partners is being represented in connection with this Offering by Ballard Spahr LLP, Philadelphia, Pennsylvania.

EXPERTS

The financial statements and the related financial statement schedules, incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K, as for the years ended December 31, 2022 and 2021 have been audited by Armanino LLP, an independent registered public accounting firm, as stated in its reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

$5,322,581

COSMOS HEALTH INC.

1,935,485 Shares of Common Stock

_________________________

PROSPECTUS

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are estimated below:

SEC registration fee	586.55
FINRA filing fee	1,298.39
Legal fees and expenses	20,000.00
Accounting fees and expenses	5,000.00
Transfer agent fees and expenses	1,000.00
Printing and engraving expenses	2,000.00
Miscellaneous expenses	115.06
Total	$30,000.00

*Estimated expenses are presently not known and cannot be estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

We have not entered into separate indemnification agreements with any of our directors or officers. The Nevada Revised Statutes provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director or officer must not have had reasonable cause to believe his/her conduct was unlawful.

Under applicable sections of the Nevada Revised Statutes, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined the officer or director did not meet the standards.

Our Amended and Restated Bylaws include certain indemnification provisions under which we are required to indemnify any of our current or former directors or officers against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a director of the Company. In addition, our Amended and Restated Articles of Incorporation provide that the no director or officer of the Company shall be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that these provisions do not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

At present, there is no pending litigation or proceeding involving any of our directors or officers regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of ours in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

II-1

ITEM 16. EXHIBITS AND FINANCIAL SCHEDULES

(a) Exhibits:

Exhibit No.	Document Description

1.1	Form of Placement Agency Agreement by and between Cosmos Health Inc. and A.G.P. / Alliance Global Partners (70)

2.1	Share Exchange Agreement by and among Prime Estates and Developments Inc. and Amplerissimo dated September 27, 2013 (14)

3.1	Amended and Restated Articles of Incorporation of the Registrant (1)

3.2	Correction to Certificate of Designations of Rights and Preferences of Series A Convertible Preferred Stock dated February 24, 2022 (2)

3.3	Amendment to Certificate of Designation of Rights and Preferences of Series A Convertible Preferred Stock (55)

3.4	Certificate of Amendment to Articles of Incorporation (63)

3.5	Amended and Restated Bylaws of the Registrant (1)

4.1	Form of Senior Convertible Note (12)

4.2	Common Stock Purchase Warrant issued to Roth Capital Partners (11)

4.3	Common Stock Purchase Warrant dated September 4, 2017 issued to Roth Capital Partners LLC (15)

4.4	Omnibus Equity Incentive Plan (59)

4.5	Form of Second Amendment and Exchange Agreement (20)

5.1	Opinion of Counsel to Registrant*

10.1	Loan Facility Agreement, dated as of August 4, 2016, by and among SkyPharm S/A, Grigorios Siokas, as Guarantor and Synthesis Peer to Peer Income Fund. (4)

10.2	Pledge Agreement, by and between Grigorios Siokas and Synthesis Peer-to Peer Income Fund (4)

10.3

First Deed of Amendment relating to Loan Facility Agreement, dated as of August 4, 2016, by and among Sky Pharm S.A., as Borrower, Grigorios Siokas, as Guarantor and Synthesis Peer-to Peer Income Fund (5)

10.4	Intellectual Property Sale Agreement, dated as of October 1, 2016, by and among the Company, Anastasios Tsekas and Olga Parthenea Georgatsou (6)

10.5	Amended and Restating Loan Facility Agreement, dated as of March 23, 2017, by and among SkyPharm S.A., as Borrower, Grigorios Siokas, as Guarantor and Synthesis Peer-to Peer Income Fund, as Lender (7)

10.6	Trade Finance Facility Offer Letter, dated as of April 10, 2017, by and between Decahedron Ltd. and Synthesis Structured Commodity Trade Finance Limited (8)

10.7	Trade Finance Facility Agreement, dated as of April 10, 2017, by and between Decahedron Ltd. and Synthesis Structured Commodity Trade Finance Limited (8)

II-2

10.8	Cross Guarantee and Indemnity Agreement, dated as of April 10, 2017, by and among Cosmos Health Inc., Decahedron Ltd. and Synthesis Structured Commodity Trade Finance Limited (8)

10.9	Security Assignment of Receivables and other Contractual Rights, dated as of April 10, 2017, by and between Decahedron Ltd. and Synthesis Structured Commodity Trade Finance Limited (8)

10.10	Trade Finance Facility Agreement, dated May 12, 2017 by and between SkyPharm S.A and Synthesis Structured Commodity Finance Limited (9)

10.11

Cross Guarantee and Indemnity Agreement dated May 12, 2017 by and between SkyPharm S.A., as Commodity Buyer, Cosmos Health Inc. as Guarantor and Synthesis Structured Commodity Trade Finance Limited (9)

10.12	Security Assignment of Receivables and other Contractual Rights, dated May 12, 2017 by and between SkyPharm S.A and Synthesis Structured Commodity Trade Finance Limited (9)

10.13	Distribution and Equity Acquisition Agreement Effective as of March 19, 2018 by and between Cosmos Health Inc. and Marathon Global Inc. (13)

10.14	First Amendment to Share Exchange Agreement dated May 24, 2018 (16)

10.15	Stock Purchase Agreement dated as of June 23, 2018 by and among Cosmofarm Ltd., Deepdae Holdings Ltd. and Cosmos Health Inc. (17)

10.16	Share Exchange Agreement dated as of June 26, 2018 with Marathon Global Inc. (18)

10.17	Share Purchase Agreement dated September 30, 2018 by and between Cosmos Health Inc. and Abbydale Management Ltd. (52)

10.18	Further Amendment dated October 17, 2018 to Supplemental Deed dated May 16, 2018 by and among SkyPharm S.A., Cosmos Holdings, Inc. and Synthesis Structured Commodity Trade Finance Limited (21)

10.19	Amendment dated as of December 19, 2018 to Stock Purchase Agreement dated as of June 23, 2018 by and among Cosmofarm Ltd., Deepdae Holding Ltd. and Cosmos Health Inc. (23)

10.20	Promissory Note dated December 19, 2018 from Cosmos Health Inc. to Deepdae Holding Ltd. (23)

10.21	Stock Purchase Agreement dated as of February 5, 2019 (24)

10.22	Stock Purchase Agreement dated as of February 18, 2019 (25)

10.23

Amendment dated as of December 19, 2018 to Stock Purchase Agreement dated as of June 23, 2018 by and among Cosmofarm Ltd., Deepdae Holding Ltd. and Cosmos Health Inc. filed with Form 8-K on December 20, 2018 (23)

10.24	Promissory Note dated December 19, 2018 from Cosmos Holdings, Inc. to Deepdae Holding Ltd. filed with Form 8-K on December 20, 2018 (23)

10.25	Form of Senior Promissory Note (26)

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10.26	Form of Guaranty Agreement (26)

10.27	Assumption Contract for the Design, Development and Production of Dietary Supplements dated March 10, 2017 by and between SkyPharm and Doc Pharma S.A. (27)

10.28	Form of Securities Purchase Agreement by and Among Cosmos Health Inc. and the Buyer (28)

10.29	Form of Senior Convertible Note (28)

10.30	Debt Exchange Agreement dated May 28, 2019 (29)

10.31	Debt Exchange Agreement dated June 24,2019 (30)

10.32	Form of Forbearance and Amendment Agreement (31)

10.33	Form of Senior Promissory Note dated May 5, 2020 for $2,000,000 (32)

10.34	Form of Senior Promissory Note dated May 8, 2020 for $2,000,000 (32)

10.35	Form of Senior Promissory Note dated May 18, 2020 for $2,000,000 (33)

10.36	Form of Senior Promissory Note dated July 3, 2020 for $5,000,000 (33)

10.37	Agreement dated June 30, 2020 by and among Synthesis Peer-to-Peer Income Fund, Sky Pharm S.A. and Grigorios Siokas (33)

10.38	Advisory Agreement dated October 8, 2020 by and between the Registrant and PGS Ventures B.V. (35)

10.39	Advisory Agreement dated October 5, 2020 by and between Greg Siokas and PGS Ventures B.V. (36)

10.40	Advisory Agreement dated October 5, 2020 by and between the Registrant and PGS Ventures B.V (36)

10.41	Senior Promissory Note dated August 4, 2020 for $3,000,000 (37)

10.42	Employment Agreement dated January 1, 2019 by and between the Registrant and Georgios Terzis (37)

10.43	Debt Exchange Agreement dated December 21, 2020 by and among the Registrant, Grigorios Siokas and an unaffiliated lender (39)

10.44	Debt Exchange Agreement dated October 29, 2020 by and among the Registrant, Grigorios Siokas and an unaffiliated lender (40)

10.45	Amended and Restated Debt Exchange Agreement dated as of February 5, 2021 (41)

10.46	Consulting Agreement dated as of February 5, 2021 by and between the Registrant and an unaffiliated consultant (42)

10.47	Addendum to Consulting Agreement dated as of February 5, 2021 by and between the Registrant and an unaffiliated consultant (42)

10.48	Debt Exchange Agreement dated May 10, 2021 by and between the Registrant and Grigorios Siokas (43)

II-4

10.49	Third Forbearance and Amendment Agreement dated June 18, 2021 by and between Hudson Bay Master Fund Ltd. and the Registrant (44)

10.50	Debt Exchange Agreement dated June 23, 2021 by and between the Registrant and Grigorios Siokas (45)

10.51	Debt Exchange Agreement dated July 13, 2021 by and between the Registrant and Grigorios Siokas (46)

10.52	Convertible Promissory Note dated July 20, 2021 payable to Grigorios Siokas (47)

10.53	Debt Exchange Agreement dated August 4, 2021 by and between a senior institutional lender, the Registrant, SkyPharm S.A. and Grigorios Siokas (48)

10.54	Capital Market Advisory Agreement dated as of July 1, 2021 and Exchange Listing LLC (49)

10.55	Form of Securities Purchase Agreement dated as of September 17, 2021 (50)

10.56	Form of Registration Rights Agreement dated as of September 17, 2021 (50)

10.57	Form of Convertible Promissory Note (50)

10.58	Form of Warrant to Purchase Common Stock (51)

10.59	Form of Securities Purchase Agreement dated February 2022 (51)

10.60	Form of Registration Rights Agreement (51)

10.61	Binding Letter of Intent with Pharmaceutical Laboratories Cana, S.A. dated July 19, 2022 (56)

10.62	Form of Placement Agent Agreement (57)

10.63	Form of Sales Agreement (58)

10.64	Form of Exchange Warrant (60)

10.65	Form of Warrant Exchange Agreement (60)

10.66	Form of Placement Agency Agreement (61)

10.67	Form of Pre-Funded Warrant (61)

10.68	Form of Common Warrant (61)

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10.69	Form of Securities Purchase Agreement (61)

10.70	Form of Pre-Funded Warrant (62)

10.71	Form of Series A Common Warrant (62)

10.72	Form of Series B Common Warrant (62)

10.73	Form of Securities Purchase Agreement (62)

10.74	Form of Pre-Funded Warrant (64)

10.75	Form of Common Warrant (64)

10.76	Form of Securities Purchase Agreement (64)

10.77	Form of Placement Agency Agreement (64)

10.78	Form of Pre-Funded Warrant(70)

10.79	Form of Common Warrant(70)

10.80	Legal Opinion(70)

10.81	Form of Securities Purchase Agreement(70)

10.82	Form of Placement Agency Agreement(70)

10.83	Form of Investor Agreement(70)

10.84	Form of Amendment No. 1 to Common Warrant Agreement(70)

10.85	Amendment No. 1 to Securities Purchase Agreement of Grigorios Siokas (65)

10.86	Secured Promissory Note dated February 28, 2023 issued by Cana Laboratories Holdings (Cyprus) Limited (66)

10.87	Cana Holdings Share Pledge Agreement dated as of February 28, 2023 (66)

10.88	Cana Pharmaceutical Share Pledge Agreement dated as of February 28, 2022 (66)

10.89	Canada Inc Purchase Agreement dated as of January 6, 2023 (67)

10.90	Binding Letter of Intent dated May 25, 2023 by and among Cosmos Health Inc. and Docpharm GmbH and Dr. Mathias Krebs(68)

10.91

Stock Purchase Agreement dated May 8, 2023 by and among Cosmos Health Inc. and Konstantinos-Gaston Kanaroglou and Konstantina-Mathilde Kanaroglou regarding Cana Laboratories Holding (Cyprus) Limited (69)

14.1	Code of Ethics (19)

21	List of Subsidiaries (53)

23.1	Consent of Armanino LLP*

23.2	Consent of Davidoff Hutcher & Citron LLP (included in Exhibit 5.1)*

24.1	Power of attorney (included on the signature page)*

107	Filing Fee Table*

II-6

 _______________________

*	Filed with this Registration Statement.

(1)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on October 12, 2021.

(2)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on March 1, 2022.

(3)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on November 9, 2015.

(4)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on August 16, 2016.

(5)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on September 16, 2016.

(6)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on October 5, 2016.

(7)	Incorporated by reference to the Current Report on Form 8-K/A filed by the Registrant on March 28, 2017.

(8)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on April 14, 2017.

(9)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on May 18, 2017.

(10)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on November 16, 2017.

(11)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on December 27, 2017.

(12)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on February 21, 2018.

(13)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on March 19, 2018.

(14)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on October 3, 2013.

(15)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on September 5, 2018.

(16)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on May 31, 2018.

(17)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on June 26, 2018.

II-7

(18)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on July 19, 2018.

(19)	Incorporated by reference to the filing of the Annual Report on Form 10-K filed by the Registrant on April 17, 2018.

(20)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on September 27, 2018.

(21)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on October 19, 2018.

(22)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on December 13, 2018.

(23)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on December 21, 2018.

(24)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on February 6, 2019.

(25)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on February 19, 2019.

(26)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on April 4, 2019.

(27)	Incorporated by reference to Registration Statement on Form S-1/A (No. 333-222061) filed by the Registrant on January 31, 2018.

(28)	Incorporated by reference to the filing of the Quarterly Report on Form 10-Q filed by the Registrant on May 16, 2019.

(29)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on May 28, 2019.

(30)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on June 25, 2019.

(31)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on March 23, 2020.

(32)	Incorporated by reference to the filing of the Quarterly Report on Form 10-Q filed by the Registrant on May 15, 2020.

(33)	Incorporated by reference to the filing of the Current Report on Form 10-Q filed by the Registrant on August 13, 2020.

(34)	Incorporated by reference to the filing of the Report on Form 8-K filed by the Registrant on September 24, 2020.

(35)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on October 21, 2020.

II-8

(36)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on November 13, 2020.

(37)	Incorporated by reference to the filing of the Quarterly Report on Form 10-Q filed by the Registrant on November 16, 2020.

(38)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on November 17, 2020.

(39)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on December 22, 2020.

(40)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on March 11, 2021.

(41)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on April 2, 2021.

(42)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on April 8, 2021.

(43)	Incorporated by reference to the filing of the Quarterly Report on Form 10-Q filed by the Registrant on May 17, 2021.

(44)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on June 21, 2021.

(45)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on June 25, 2021.

(46)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on July 14, 2021.

(47)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on July 27, 2021.

(48)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on August 10, 2021.

(49)	Incorporated by reference to the filing of the Current Report on Form 10-Q filed by the Registrant on August 16, 2021.

(50)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on September 21, 2021.

(51)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on March 1, 2022.

(52)	Incorporated by reference to the filing of the Company’s Current Report on Form 8-K filed by the Registrant on October 4, 2018

(53)	Incorporated by reference to the filing of the Annual Report on Form 10-K filed by the Registrant on April 15, 2022.

(54)	Incorporated by reference to the filing of the Registration Statement on Form S-1 filed by the Registrant on May 24, 2022.

(55)	Incorporated by reference to the filing of the Company’s Current Report on Form 8-K filed by the Registrant on July 29, 2022.

II-9

(56)	Incorporated by reference to the filing of the Company’s Current Report on Form 8-K filed by the Registrant on July 25, 2022.

(57)	Incorporated by reference to the filing of the Company’s Registration Statement on Form S-1 filed by the Registrant on September 19, 2022.

(58)	Incorporated by reference to the filing of the Company’s Current Report on Form S-3 filed by the Registrant on September 21, 2022.

(59)	Incorporated by reference to the Company’s Schedule 14A filed by the Registrant on September 23, 2022.

(60)	Incorporated by reference to the filing of the Company’s Current Report on Form 8-K filed by the Registrant on October 3, 2022.

(61)	Incorporated by reference to the filing of the Company’s Registration Statement on Form S-1/A filed by the Registrant on October 11, 2022.

(62)	Incorporated by reference to the filing of the Company’s Current Report on Form 8-K filed by the Registrant on October 18, 2022.

(63)	Incorporated by reference to the filing of the Company’s Current Report on Form 8-K filed by the Registrant on December 19, 2022.

(64)	Incorporated by reference to the filing of the Company’s Current Report on Form 8-K filed by the Registrant on December 20, 2022.

(65)	Incorporated by reference to the filing of the Company’s Current Report on Form 8-K filed by the Registrant on January 17, 2023.

(66)	Incorporated by reference to the filing of the Company’s Current Report on Form 8-K filed by the Registrant on March 6, 2023.

(67)	Incorporated by reference to the filing of the Annual Report on Form 10-K filed by the Registrant on April 12, 2023.

(68)	Incorporated by reference to the filing of the Company’s Current Report on Form 8-K filed by the Registrant on May 31, 2023.

(69)	Incorporated by reference to the filing of the Company’s Current Report on Form 8-K filed by the Registrant on May 11, 2023.

(70)	Incorporated by reference to the filing of the Company’s Current Report on Form 8-K filed by the Registrant on July 25, 2023.

(b) Financial Statement Schedules: All schedules are omitted because the required information is inapplicable or the information was previously presented in the financial statements and the related notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)1(i) and (a)(1)(ii) of above do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

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(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 18th day of August 2023.

COSMOS HEALTH INC.

By:	/s/ Grigorios Siokas
Name:	Grigorios Siokas
Title:	Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Georgios Terzis, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power-of-attorney does not revoke any earlier powers-of-attorney.

WITNESS our hands and common seal on the dates set forth below.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Grigorios Siokas	Chief Executive Officer	August 18, 2023
Grigorios Siokas	(Principal Executive Officer and Director)

/s/ Georgios Terzis	Chief Financial Officer	August 18, 2023
Georgios Terzis	(Principal Accounting and Financial Officer)

/s/ Demetrios G. Demetriades	Secretary and Director	August 18, 2023
Demetrios G. Demetriades

/s/ John J. Hoidas	Director	August 18, 2023
John J. Hoidas

/s/ Dr. Anastasios Aslidis	Director	August 18, 2023
Dr. Anastasios Aslidis

/s/ Dr. Manfred Ziegler	Director	August 18, 2023
Dr. Manfred Ziegler

II-12